    As filed with the Securities and Exchange Commission on June 3, 1997

                                                     Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              BET HOLDINGS, INC.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware
                           ------------------------
                           (State of Incorporation)

                                   52-1742995
                      ------------------------------------
                      (I.R.S. Employer Identification No.)

                                 One BET Plaza
                               1900 W Place, N.E.
                          Washington, D.C. 20018-1211
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                BET Holdings, Inc. 1997 Employee Stock Purchase Plan
                ----------------------------------------------------
                            (Full Title of the Plan)

                              Debra L. Lee, Esq.
                              BET Holdings, Inc.
                                 One BET Plaza
                              1900 W Place, N.E.
                          Washington, D.C. 20018-1211
                                (202) 608-2000
           ---------------------------------------------------------
           (Name, Address and Telephone Number, Including Area Code,
                             of Agent for Service)

                         Copy of all communications to:

                              Michael Rogan, Esq.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                            1440 New York Avenue, NW
                              Washington, DC 20005

                        CALCULATION OF REGISTRATION FEE

====================================================================================================

   Title of Securities      Amount to be    Proposed Maximum       Proposed Maximum      Amount of
     to be Registered        Registered      Offering Price       Aggregate Offering    Registration
                                            Per Share (1)(2)         Price(1)(2)            Fee
====================================================================================================
Class A Common Stock,
par value $.02 per share       150,000        $32.125                $4,818,750          $1,460.23

====================================================================================================

(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"),on the basis of the average of the high and low prices of the Registrant's Common Stock as quoted on the New York Stock Exchange Composite Tape on May 30, 1997, a date within five business days prior to the date of filing of this Registration Statement, solely for the purpose of calculating the registration fee.

(2)  Estimated solely for the purpose of calculating the registration fee.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

     *Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended, the document(s) containing the information specified in this Part I of Form S-8 is currently included in a prospectus, dated June 3, 1997, which is to be distributed to persons who participate in the BET Holdings, Inc. 1997 Employee Stock Purchase Plan (the "Plan").

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, BET Holdings, Inc., a Delaware corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement.

          (a) The Company's Annual Report on Form 10-K for the year ended July 31, 1996.

          (b) The Company's Quarterly Report on Form 10-Q for the quarters ended October 31, 1996 and January 31, 1997 and the Company's Report on Form 8-K dated February 1, 1997.

          (c) The description of the Class A Common Stock, par value $.02 per share, of the Company (the "Class A Common Stock") contained in the Company's Registration Statement on Form S-1 declared effective by the Commission as of October 30, 1991, which is also incorporated by reference in the Company's Registration Statement on Form 8-A dated October 3, 1991, filed pursuant to Section 12(b) of the Exchange Act.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the shares of Class A Common Stock to be issued in connection with this Registration Statement will be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP, Washington, D.C.

     The consolidated financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K of BET Holdings, Inc. for the year ended July 31, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Restated Certificate of Incorporation provides that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law ("DGCL") or (iv) for any transaction from which the director derived an improper personal benefit.

     The By-laws provide that directors and officers of the Company shall be indemnified against liabilities arising from their service as directors and officers to the full extent permitted by law.

     Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no such indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

     5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, regarding the legality of the securities being registered.

    23.1  Consent of Price Waterhouse LLP, independent accountants.

    23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company (contained in the opinion filed as Exhibit
          5.1 hereto).

    24.1 Powers of Attorney (included on the signature page of this registration statement).

ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if
--------  -------
the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on this 3rd day of June, 1997.

                                          BET Holdings, Inc.


                                          By: /s/ Debra L. Lee
                                          -------------------------------------
                                          Debra L. Lee
                                          President and Chief Operating Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



        SIGNATURE                                     TITLE                           DATE
        ---------                                     -----                           ----
*
----------------------------------         Chief Executive Officer and            June 3 , 1997
Robert L. Johnson                          Chairman

*
----------------------------------         Executive Vice President,              June 3 , 1997
William T. Gordon, III                     Finance, Chief Financial
                                           Officer and Treasurer
*
---------------------------------                                                 June 3 , 1997
Sheila Crump Johnson                       Director

*
---------------------------------                                                 June 3 , 1997
Delano E. Lewis                            Director

*
---------------------------------                                                 June 3 , 1997
John C. Malone, Ph.D.                      Director

*
---------------------------------                                                 June 3 , 1997
Denzel Washington                          Director

*
---------------------------------                                                 June 3 , 1997
Herbert P. Wilkins, Sr.                    Director

* By: /s/ Debra L. Lee
---------------------------------
Debra L. Lee
As Attorney-in-Fact for the
officers and directors as
indicated above


                                 EXHIBIT INDEX


Exhibit No.      Description of Exhibit                                                Page No.
---------------  ----------------------                                                --------
5.1              Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, regarding the legality of the securities being registered.

23.1             Consent of Price Waterhouse LLP, independent accountants.

23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company (contained in the opinion filed as Exhibit
                 5.1 hereto).

24.1             Powers of Attorney.